EXHIBIT 99.1


                               FILENET CORPORATION
                             1995 STOCK OPTION PLAN

                 AS AMENDED AND RESTATED THROUGH MARCH 31, 2000

                                  ARTICLE One

                               GENERAL PROVISIONS


I.   PURPOSE OF THE PLAN

     This 1995 Stock Option Plan is intended to promote the interests of FileNET Corporation, a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

     This Plan shall serve as the successor to the Corporation's existing Second Amended and Restated Stock Option Plan (the "Predecessor Plan"), and no further option grants or share issuances shall be made under the Predecessor Plan from and after the Effective Date of this Plan. All outstanding stock options under the Predecessor Plan on the Effective Date shall be incorporated into this Plan and shall accordingly be treated as outstanding stock options under this Plan. However, each outstanding option grant so incorporated shall continue to be governed solely by the express terms and conditions of the agreement evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation's Common Stock thereunder.

     Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     All share numbers in this March 31, 2000 restatement reflect the 2-for-1 split of the Common Stock effective June 12, 1998.

II.  STRUCTURE OF THE PLAN

     A. The Plan shall be divided into five separate equity programs:

          - the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

          - the Salary Reduction Option Grant Program under which eligible employees may elect to have a portion of their base salary reduced each year in return for options to purchase shares of Common Stock,

          - the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly without any intervening option grant,

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          -    the  Automatic   Option  Grant   Program  under  which   eligible
               non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock, and

          - the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special option grant.

          B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have the sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Except to the extent the Primary Committee is granted sole and exclusive authority under one or more specific provisions of the Plan, administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in these programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer these programs with respect to such persons. The members of the Secondary Committee may be individuals who are Employees.

          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program under its jurisdiction or any option or stock issuance thereunder.

          D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

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          E. The Primary  Committee shall have the sole and exclusive  authority to select the eligible individuals who are to participate in the Salary Reduction Option Grant Program, but all option grants under the Salary Reduction Option Grant Program shall be made in accordance with express terms of that program and the Primary Committee shall exercise no discretion with respect to the terms of those grants. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

IV.  ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

               (i)  Employees,

               (ii) non-employee Board members, and

               (iii)consultants  and  other  independent  advisors  who  provide services to the Corporation (or any Parent or Subsidiary).

          B. Only the Company's executive officers and other highly-compensated Employees shall be eligible to participate in the Salary Reduction Option Grant Program.

          C.  Each  Plan   Administrator   shall,   within   the  scope  of  its
     administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Qualified Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

          D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant or to effect stock issuances in accordance with the Stock Issuance Program.

          E. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who are re-elected to serve as non-employee Board members at one or more Annual Stockholders Meetings beginning with the 1996 Annual Meeting. A non-employee Board member who has


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     previously  been  in the  employ  of the  Corporation  (or  any  Parent  or
     Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program upon his or her subsequent re-election to the Board.

          F. All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.

V.   STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 11,174,830 shares. Such share reserve is comprised of (i) the 4,224,830 shares of Common Stock which remained available for issuance under the Predecessor Plan as of the Effective Date, including the shares subject to the outstanding option grants under the Predecessor Plan which have been incorporated into this Plan and the additional shares of Common Stock available for future grant under the Predecessor Plan, (ii) an additional increase of 700,000 shares of Common Stock previously authorized by the Board and approved by the Corporation's stockholders at the 1995 Annual Meeting, (iii) an additional increase of 1,300,000 shares of Common Stock authorized by the Board in March 1996 and approved by the stockholders at the 1996 Annual Meeting, (iv) a further increase of 1,200,000 shares of Common Stock authorized by the Board on March 20, 1997 and approved by the stockholders at the 1997 Annual Meeting, (v) a further increase of 1,200,000 shares of Common Stock authorized by the Board on March 17, 1998 and approved by the stockholders at the 1998 Annual Meeting, (vi) a further increase of 1,200,000 shares of Common Stock authorized by the Board on March 31, 1999 and approved by the stockholders at the 1999 Annual Meeting plus (vii) an additional increase of 1,350,000 shares authorized by the Board on March 20, 2000, subject to stockholder approval at the 2000 Annual Meeting. In no event, however, shall any person participating in the Plan receive stock options and direct stock issuances under this Plan for more than 400,000 shares of Common Stock per calendar year, beginning with the 1995 calendar year.

          B. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the option exercise or direct issue price paid per share pursuant to the Corporation's repurchase rights under the Plan shall also be available for subsequent issuance under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

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          C. If any  change is made to the  Common  Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options and direct stock issuances under this Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

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                                  ARTICLE Two

                       DISCRETIONARY OPTION GRANT PROGRAM


I.   OPTION TERMS

     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

     A.   Exercise Price.

          1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Six and the documents evidencing the option, be payable in one or more of the forms specified below:

               (i)  cash or check made payable to the Corporation,

               (ii) shares  of  Common  Stock  held  for  the  requisite  period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

               (iii)to the  extent the option is  exercised  for vested  shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

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     C.   Effect of Termination of Service.

          1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

               (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

               (ii) Any option  exercisable  in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

               (iii)Should the Optionee's  Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

               (iv) During the  applicable  post-Service  exercise  period,  the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

               (v)  In the event of a Corporate  Transaction,  the provisions of
                    Section III of this Article Two shall govern the period for which the outstanding options are to remain exercisable following the Optionee's cessation of Service and shall supersede any provisions to the contrary in this section.

          2.   The  Plan   Administrator   shall   have   complete   discretion,
               exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

               (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

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               (ii) permit the  option to be  exercised,  during the  applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such
                    option  is   exercisable  at  the  time  of  the  Optionee's
                    cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

     D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

     E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

     F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Qualified Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.  INCENTIVE OPTIONS

     The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Qualified Options when issued under the Plan shall not be subject to the terms of this Section II.

     A.   Eligibility. Incentive Options may only be granted to Employees.

     B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

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          To the extent the Employee  holds two (2) or more such  options  which become  exercisable  for the first time in the same calendar year, the
          foregoing   limitation  on  the  exercisability  of  such  options  as
          Incentive Options shall be applied on the basis of the order in which such options are granted.

     C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. In the event of any Corporate Transaction, each outstanding option under this Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause
          (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

     B. All outstanding repurchase rights under this Discretionary Option Grant Program shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

     C. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

     D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the

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          aggregate  exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the Plan per calendar year and (iv) the maximum number and/or class of securities which may be issued pursuant to Incentive Options granted under the Plan following the consummation of the Corporate Transaction.

     E. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

     F. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of
          (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

     G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Qualified Option under the Federal tax laws.

     H. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                 ARTICLE Three

                      SALARY REDUCTION OPTION GRANT PROGRAM


I.   OPTION GRANTS

     The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Reduction Option Grant Program is to be in effect and to select the Employees eligible to participate in the Salary Reduction Option Grant Program for those calendar year or years. Each selected Employee who elects to participate in the Salary Reduction Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by a designated multiple of one percent (1%). However, the minimum amount of such salary reduction must be not less than the greater of (i) five percent (5%) of his or her rate of base salary for that calendar year or (ii) Ten Thousand Dollars ($10,000.00) and must not be more than the lesser of (i) twenty five percent (25%) of his or her rate of base salary for the calendar year or (ii) Seventy Five Thousand Dollars ($75,000.00). Each individual who files a proper salary reduction authorization shall automatically be granted an option under this Salary Reduction Option Grant Program on the first trading day in January of the calendar year for which that salary reduction is to be in effect. Stockholder approval of this March 2000 Restatement at the 2000 Annual Stockholders Meeting shall constitute pre-approval of each option subsequently granted pursuant to the express terms of this Salary Reduction Option Grant Program and the subsequent exercise of that option in accordance with its terms.

II.      OPTION TERMS

     Each option shall be a Non-Qualified Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

     A.   Exercise Price.

          1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                    X = A / (B x 66-2/3%), where

                    X is the number of option shares,

                    A is the dollar amount by which the Optionee's base salary is to be reduced for the calendar year pursuant to the Salary Reduction Option Grant Program, and

                    B is the Fair Market Value per share of Common Stock on the option grant date.

     C. Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

     D. Effect of Termination of Service. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the
          Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three
          (3)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Reduction Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

     B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Reduction Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earlier or (i) the expiration of the ten
          (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

     C. The grant of options under the Salary Reduction Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.  REMAINING TERMS

     The remaining terms of each option granted under the Salary Reduction Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE Four

                             STOCK ISSUANCE PROGRAM


I.   STOCK ISSUANCE TERMS

     Shares of Common Stock may be issued under the Stock Issuance Program directly without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

     A. Issue Price. The shares shall be issued for such valid consideration under the Delaware General Corporation Law as the Plan Administrator may deem appropriate, but the value of such consideration as determined by the Plan Administrator shall not be less than one hundred percent (100%) of the Fair Market Value of the issued shares of Common Stock on the issuance date.

     B.   Vesting Provisions.

          1. The Primary Committee shall have the sole and exclusive authority to issue shares of Common Stock under the Stock Issuance Program as a bonus for past services rendered to the Corporation (or any Parent or Subsidiary). All such bonus shares shall be fully and immediately vested upon issuance.

          2. All other shares of Common Stock authorized for issuance under the Stock Issuance Program by the applicable Plan Administrator shall have a minimum vesting schedule determined in accordance with the following requirements:

               (i) For any shares which are to vest solely by reason of Service to be performed by the Participant, the Plan Administrator shall impose a minimum Service period of at least three (3) years measured from the issue date of such shares.

               (ii) For any  shares  which  are to vest  upon the  Participant's completion of a designated Service requirement and the Corporation's attainment of one or more prescribed performance milestones, the Plan Administrator shall impose a minimum Service period of at least one (1) year measured from the issue date of such shares.

          3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

          4. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

          5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

          6. The Primary Committee shall have the sole and exclusive authority, exercisable upon a Participant's termination of Service, to waive the surrender and cancellation of any or all unvested shares of Common Stock (or other assets attributable thereto) at the time held by that Participant, if the Primary Committee determines such waiver to be an appropriate severance benefit for the Participant.

II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

     B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program in such manner that those repurchase rights shall automatically terminate, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

     C. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program in such manner that those repurchase rights shall automatically terminate, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of any Change in Control.

III. SHARE ESCROW/LEGENDS

     Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE Five

                         AUTOMATIC OPTION GRANT PROGRAM


     The provisions of the Automatic Option Grant Program have been revised as of March 17, 1998 and have been approved by the stockholders at the 1998 Annual Meeting.

I.   OPTION TERMS

     A.   Grant Dates. Option grants shall be made on the dates specified below:

          1. Each individual who is re-elected to the Board as a non-employee Board member at the 1998 Annual Stockholders Meeting shall automatically be granted at that time a Non-Qualified Option to purchase 15,000 shares of Common Stock.

          2. Each individual who is first elected or appointed as a non-employee Board member at the 1998 Annual Stockholders Meeting or at any time thereafter shall automatically be granted, upon his or her initial election or appointment (as the case may be), a Non-Qualified Option to purchase 25,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

          3. On the date of each Annual Stockholders Meeting, beginning with the 1998 Annual Meeting, each individual who is re-elected to serve as a non-employee Board member at such meeting shall automatically be granted a Non-Qualified Option to purchase an additional 7,000 shares of Common Stock, provided such individual has served as a non-employee Board member for a period of at least six (6) months. There shall be no limit on the number of such 7,000-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation or any Parent or Subsidiary shall be eligible to receive such annual option grants upon their re-election as non-employee Board members at one or more Annual Stockholders Meetings.

               Only the 15,000-share and 7,000-share option grants made at the 1998 Annual Meeting have been adjusted to 30,000 shares and 14,000 shares, respectively, to reflect the June 12, 1998 split of the Common Stock. All other share numbers in this Article Five remain in effect after such split.

               Stockholder approval of this March 2000 Restatement at the 2000 Annual Stockholders Meeting shall constitute pre-approval of each option granted at or after that Annual Meeting pursuant to the express terms of this Automatic Option Grant Program and the subsequent exercise of that option in accordance with its terms.

     B.   Exercise Price.

          1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

     D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each option grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date.

     E. Effect of Termination of Board Service. The following provisions shall govern the exercise of any outstanding options held by the Optionee under this Automatic Option Grant Program at the time the Optionee ceases to serve as a Board member:

               (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option. However, each option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to remain outstanding with respect to any option shares in which the Optionee is not otherwise at that time vested.

               (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable at the time of the Optionee's cessation of Board service. However, should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of such shares as fully-vested shares.

               (iii)In no event shall the option  remain  exercisable  after the expiration of the option term.

II.  SPECIAL ACCELERATION EVENTS

     A. In the event of any Corporate Transaction while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock.

     B. Immediately following the consummation of the Corporate Transaction, each option grant outstanding under this Automatic Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

     C. In the event of any Change in Control of the Corporation while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term.

     D. The automatic option grants outstanding under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REMAINING TERMS

     The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE Six

                        DIRECTOR FEE OPTION GRANT PROGRAM


I.   OPTION GRANTS

     Each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer on or before the last day of December in the calendar year immediately preceding the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Once filed, the election shall be irrevocable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable. Stockholder approval of the March 2000 Restatement at the 2000 Annual Stockholders Meeting shall constitute pre-approval of each option subsequently granted pursuant to the express terms of this Director Fee Option Grant Program and the subsequent exercise of that option in accordance with its terms.

II.  OPTION TERMS

     Each option shall be a Non-Qualified Option governed by the terms and conditions specified below.

     A.   Exercise Price.

          1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                    X = A / (B x 66-2/3%), where

                    X is the number of option shares,

                    A is the portion of the annual retainer fee subject to the non-employee Board member's election, and

                    B is the Fair Market Value per share of Common Stock on the option grant date.

     C. Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Board service in the calendar year for which the retainer fee election under this Article Six is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

     D. Effect of Termination of Service. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Article Six, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Article Six at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

     E. Death or Permanent Disability. Should the Optionee's service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Article Six shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may, during the three
          (3)-year period following such cessation of Board service, be exercised for any or all of those shares as fully-vested shares.

          Should the Optionee die while holding one or more options under this Article Six, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three
          (3)-year period measured from the date of the Optionee's cessation of Board service.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. In the event of any Corporate Transaction while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten
          (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Board service.

     B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earlier or (i) the expiration of the ten
          (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

     C. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.  REMAINING TERMS

     The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                 ARTICLE Seven

                                  MISCELLANEOUS


I.   FINANCING

     The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.  TAX WITHHOLDING

     The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

III. EFFECTIVE DATE AND TERM OF PLAN

     A.   The  Plan  became   effective  upon  approval  by  the   Corporation's
          stockholders at the 1995 Annual Stockholders Meeting.

     B. The Plan was amended and restated by the Board in March 1996 (the "March 1996 Restatement") to effect the following revisions: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 1,300,000 shares to 6,224,830 shares and (ii) increase the limit on the maximum number of shares of Common Stock which may be issued under the Plan prior to the required cessation of further Incentive Option grants by an additional 1,300,000 shares to a total of 6,100,000 shares of Common Stock. The March 1996 Restatement became effective immediately upon adoption by the Board and was approved by the Corporation's stockholders at the 1996 Annual Meeting.

     C. The Plan was again amended and restated on March 20, 1997 (the "1997 Amendment") to effect the following changes: (i) increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 1,200,000 shares, (ii) render the non-employee Board members eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs, (iii) eliminate the plan limitation which precluded the grant of additional Incentive Options once the number of shares of Common Stock issued under the Plan, whether as vested or unvested shares, exceeded 6,100,000 shares, (iv) eliminate certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator and (v) effect a series of technical changes to the provisions of the Plan (including the stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the Federal securities laws. The 1997 Amendment became effective immediately upon adoption by the Board and was approved by the Corporation's stockholders at the 1997 Annual Meeting.

     D. The Plan was further amended and restated on March 17, 1998 (the "1998 Restatement") to increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 1,200,000 shares and to effect the following changes to the Automatic Option Grant Program in effect under Article Five:

               (i) Each individual reelected to the Board as a non-employee Board member at the 1998 Annual Meeting shall receive at that time an option grant for 15,000 shares of the Company's Common Stock.

               (ii) Each  individual who first joins the Board as a non-employee
                    Board member at the 1998 Annual Meeting or at any time thereafter shall, upon his or her initial election or appointment to the Board, receive an option grant for 25,000 shares of the Company's Common Stock, provided such individual has not previously been in the Company's employ.

               (iii)On the date of each Annual Stockholders  Meeting,  beginning with the 1998 Annual Meeting, each individual reelected to the Board as a non-employee Board member will receive an option grant for 7,000 shares of the Company's Common Stock, provided such individual has served as a non-employee Board member for at least six months.

                    The 1998 Restatement was approved by the stockholders at the 1998 Annual Meeting, and no option grants made on the basis of the 600,000-share increase under the 1998 Restatement became exercisable in whole or in part until the 1998 Restatement was so approved. All option grants made prior to the 1998 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in the 1998 Restatement shall be deemed to modify or in any way affect those outstanding options or issuances.

     E. The Plan was further amended and restated on March 31, 1999 (the "1999 Restatement") to increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 1,200,000 shares, and the 1999 Restatement was approved by the stockholders at the 1999 Annual Meeting. No option grants or direct stock issuances were made on the basis of the 1,200,000-share increase authorized by the 1999 Restatement until the Restatement was approved by the stockholders at the 1999 Annual Meeting. All option grants made prior to the 1999 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in the 1999 Restatement shall be deemed to modify or in any way affect those outstanding options or issuances.

     F. The Plan was further amended and restated on March 20, 2000 (the "March 2000 Restatement") to increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 1,350,000 shares, subject to stockholder approval at the 2000 Annual Meeting. No option grants or direct stock issuances shall be made on the basis of the 1,350,000-share increase authorized by the March 2000 Restatement unless and until the Restatement is approved by the stockholders at the 2000 Annual Meeting. All option grants made prior to the March 2000 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in the March 2000 Restatement shall be deemed to modify or in any way affect those outstanding options or issuances. Subject to the foregoing limitations, the Plan Administrator may make option grants under the Plan at any time before the date fixed herein for the termination of the Plan.

     G. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to extend one or more provisions of the Discretionary Option Grant Program, including (without limitation) the vesting acceleration provisions of Section III of Article Two relating to Corporate Transactions and Changes in Control, to one or more outstanding stock options under the Predecessor Plan which are incorporated into this Plan on the Effective Date but which do not otherwise contain such provisions.

     H. The Plan shall terminate upon the earliest of (i) May 24, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon a clause (i) plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.  AMENDMENT OF THE PLAN

     A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

     B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Reduction Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the

          Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.   USE OF PROCEEDS

     Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.  REGULATORY APPROVALS

     A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

     B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

     Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX


     The following definitions shall be in effect under the Plan:

     A. Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Five of the Plan.

     B.   Board shall mean the Corporation's Board of Directors.

     C. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

          (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

          (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

     D.   Code shall mean the Internal Revenue Code of 1986, as amended.

     E.   Common Stock shall mean the Corporation's common stock.

     F.   Corporate   Transaction   shall   mean   either   of   the   following
          stockholder-approved transactions to which the Corporation is a party:

          (i) merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     G.   Corporation shall mean FileNET Corporation, a Delaware corporation.

     H. Director Fee Option Grant Program shall mean the special stock option grant in effect for non-employee Board members under Article Six of the Plan.

     I. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

     J. Effective Date shall mean the date of the 1995 Annual Stockholders Meeting, provided the Plan is approved by the stockholders at that meeting.

     K. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     L. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

     M. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the average of the high and low selling prices per share of Common Stock on the date in question, as such prices are reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there are no high or low selling prices for the Common Stock on the date in question, then the Fair Market Value shall be the average of the high and low selling prices on the last preceding date for which such quotations exist.

          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the average of the high and low selling prices per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such prices are officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there are no high and low selling prices for the Common Stock on the date in question, then the Fair Market Value shall be the average of the high and low selling prices on the last preceding date for which such quotations exist.

     N. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

     O. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

          (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

          (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

     P. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

     Q.   1934 Act shall mean the Securities Exchange Act of 1934, as amended.

     R. Non-Qualified Option shall mean an option not intended to satisfy the requirements of Code Section 422.

     S. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Reduction Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

     T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     U. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

     V. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     W. Plan shall mean the Corporation's 1995 Stock Option Plan, as set forth in this document.

     X. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

     Y. Predecessor Plan shall mean the Corporation's Second Amended and Restated Stock Option Plan, pursuant to which 3,250,000 shares of Common Stock have been authorized for issuance.

     Z. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to
          Section 16 Insiders.

     AA. Salary Reduction Option Grant Program shall mean the salary reduction grant program in effect under Article Three of the Plan.

     BB. Secondary Committee shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

     CC.  Section  16  Insider   shall  mean  an  officer  or  director  of  the
          Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

     DD. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

     EE. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

     FF. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

     GG. Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

     HH. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     II. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

                                      A-5